Exhibit 4.3

NUMBERS
FS 4658

(FLOWSERVE CORPORATE SEAL)
BANKNOTE CORPORATION OF AMERICA

COMMON STOCK	SHARES

Incorporated under the laws of the	This certificate is transferable in	SEE REVERSE FOR CERTAIN DEFINITIONS
State of New York	Cleveland, Ohio and New York, New York	CUSIP 34354P 10 5

(FLOWSERVE LOGO)	FLOWSERVE CORPORATION
THIS CERTIFIES THAT
(SPECIMEN)
IS THE OWNER OF
FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Flowserve Corporation (hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation, as amended (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

/s/ Ronald F. Shuff	/s/ Lewis M. Kling
Secretary	President and Chief Executive Officer
(GRAPHIC)

Countersigned and Registered:
NATIONAL CITY BANK
	(Cleveland, OH)	Transfer Agent and Registrar
By

Authorized Signature

FLOWSERVE CORPORATION
     ARTICLE “EIGHTH” OF THE CERTIFICATE OF INCORPORATION CONTAINS A PROVISION SPECIFYING A PROPORTION (TWO-THIRDS) OF THE VOTE OF SHAREHOLDERS GREATER THAN THE PROPORTION PRESCRIBED BY STATUTE IN THE ABSENCE OF SUCH PROVISION TO (a) ADOPT, AMEND OR REPEAL ANY BY-LAW OR ANY PROVISION OF THE CERTIFICATE OF INCORPORATION, RELATING TO (i) THE NUMBER, CLASSIFICATION AND TERMS OF OFFICE OF DIRECTORS, (ii) THE FILLING OF NEWLY CREATED DIRECTORSHIPS AND VACANCIES OCCURRING IN THE BOARD OF DIRECTORS, (iii) THE REMOVAL OF DIRECTORS, OR (iv) THE POWER OF THE BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL BY-LAWS OF THE CORPORATION OR THE VOTE OF THE BOARD OF DIRECTORS REQUIRED FOR ANY SUCH ADOPTION, AMENDMENT OR REPEAL; OR (b) AMEND OR REPEAL SAID ARTICLE “EIGHTH.”
     ARTICLE “NINTH” OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION CONTAINS A PROVISION SPECIFYING A PROPORTION (80%) OF THE COTE OF SHAREHOLDERS GREATER THAN THE PROPORTION PRESCRIBED BY STATUTE IN THE ABSENCE OF SUCH PROVISION TO (a) AUTHORIZE A MERGER OR CONSOLIDATION OF THE CORPORATION WITH OR INTO, OR A SALE OR OTHER DISPOSITION OF SUBSTANTIALLY ALL THE ASSETS OF, A “RELATED CORPORATION OR ANY AFFILIATE OF A RELATED CORPORATION” AS THEREIN DEFINED) OR (b) AMEND OR DELETE SAID ARTICLE “NINTH.”
     THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, POWERS, RELATIVE RIGHTS, AND PREFERENCES AND LIMITATION OF THE SHARES OF EACH CLASS OF SHARES, IF MORE THAN ONE, AUTHORIZED TO BE ISSUED AND THE DESIGNATION, POWERS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SERIES OF ANY CLASS OF PREFERRED SHARES AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN FIXED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE POWERS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.
SIGNATURE(S) MUST BE GUARANTEED by a participant in either the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) or the New York Stock Exchange Medallion Signature Program (“MSP”).
FOR VALUE RECEIVED                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares
of capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stocks on the Books of the within-named Company with full power of substitution in the premises.

Dated

(SIGNATURE/S OF SHAREHOLDER/S)

(SIGNATURE/S GUARANTEED BY)